Exhibit 99.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in: A) the Rule 13E-3 Transaction Statement of Royal Precision, Inc. and Royal Associates, Inc.; B) the Schedule 14C Information Statement of Royal Precision, Inc.; and C) the Registration Statements (Form S-8 Nos. 333-35605, 33-66381, and 333-47466) pertaining to: (1)
the FM Precision Golf Corp. 1997 Stock Option Plan; Royal Grip, Inc. 1993 Stock Option Plan, Non-Employee Directors Stock Option Plan and Non-Employee Director Option Plan and Options issued pursuant to individual contracts with employees and consultants of Royal Grip, Inc.; (2) the Royal Precision, Inc. Stock Option Plan; and (3) the Royal Precision, Inc. 1997 Stock Option Plan of our report dated August 16, 2002, with respect to the consolidated financial statements and schedule of Royal Precision, Inc. and subsidiaries included in the Annual Report (Form 10-K) of Royal Precision, Inc. for the year ended May 31, 2002 and to the references to us under the caption "Auditors" in the Schedule 14C Information Statement.

                                          /s/ Ernst & Young LLP


Hartford, Connecticut
September 19, 2002